Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-44370) and the Registration Statement on Form S-8 (No. 333-39982) of DPL Inc. of our report dated January 27, 2003, except as to Note 1 which is as of October 28, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
March 9, 2005